UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2017

ProPetro Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1706 S. Midkiff, Bldg. B Midland, TX		79701
(Address of principal executive offices)		(Zip Code)

(432) 688-0012
(Registrant’s telephone number, including area code)
(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Â	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR230.405) of Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;
Compensatory Arrangements of Certain Officers.

Resignation of Christopher Leininger and Stephen Herman from the Board of Directors

Effective December 1, 2017, and pursuant to a stockholders agreement (the "Stockholders Agreement") by and among ProPetro Holding Corp. (the "Company") and Energy Capital Partners II, LP, Energy Capital Partners II-A, LP, Energy Capital Partners II-B, LP, Energy Capital Partners II-C (Direct IP), LP, Energy Capital Partners II-D, LP and Energy Capital Partners II (Midland Co-Invest), LP (collectively, "Energy Capital Partners"), Christopher Leininger and Stephen Herman resigned as directors of the Company. Neither Mr. Leininger nor Mr. Herman resigned as a result of any disagreement with the Company on any matter related to the Company's operations, policies or practices.

Appointment of Pryor Blackwell to the Board of Directors

In connection with the resignations of Mr. Leininger and Mr. Herman, Pryor Blackwell was appointed as a director by the Company's Board of Directors on December 1, 2017.

    Mr. Blackwell, 56, has over thirty years of executive experience focused primarily on financial, investment and commercial real estate matters. Mr. Blackwell is a partner with Bandera Ventures, a private commercial real estate development and investment firm, which he co-founded in 2003. Prior to his involvement with Bandera Ventures, Mr. Blackwell served as the President - Development & Investment Group of Trammell Crow Company from 1984 until 2002. Mr. Blackwell holds a B.B.A. from Texas Tech University.

The Board of Directors determined that Mr. Blackwell has no relationships with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of the New York Stock Exchanges and the United States Securities and Exchange Commission. Additionally, there are are no family relationships between Mr. Blackwell and the executive officers or directors of the Company.

We lease a property adjacent to our corporate headquarters from Industrial Loop Partners, LLC, an entity wholly owned by an affiliate of Bandera Ventures. The lease has an annual rent of $337,652 and has a remaining term of approximately six years. Mr. Blackwell, through his approximately 33 percent interest in Bandera Ventures, may be deemed an indirect beneficiary of this lease.

Mr. Blackwell shall receive compensation for serving on the Board of Directors consistent with the Company's Non-Employee Director Compensation Policy.

There are no arrangements or understandings between Mr. Blackwell and any other persons pursuant to which he was selected as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2017

PROPETRO HOLDING CORP.

/s/ Mark Howell
Mark Howell General Counsel